FOR IMMEDIATE RELEASE

CONTACTS:
Investors — Scott Pond (801) 345-2657, spond@nuskin.com
Media — Kara Schneck (801) 345-2116, kschneck@nuskin.com

NU SKIN REITERATES GREATER CHINA REGIONAL SALES GOAL
IN ADVANCE OF MEETINGS WITH SALES LEADERS

Date for first quarter earnings release also announced

PROVO, Utah—April 19, 2013—In connection with its annual incentive trip for Greater China sales leaders,  Nu Skin Enterprises (NYSE:NUS) today reiterated its  goal of reaching $1 billion in annual revenue  in the Greater China region by 2014.

"In 2010, when we set our $1 billion sales goal for the Greater China region, it seemed like an aspirational target," said Truman Hunt, chief executive officer, "However, with  momentum building in the region and the positive response we are receiving from customers in this growing market, we now believe the goal is achievable well within the original time frame.

"Furthermore, we continue to work towards our long-term vision of achieving $5 billion in global annual revenue by 2020. We believe that our global business will continue to perform well into the future as we continue to build on our innovative ageLOC product platform, including our new weight management system scheduled to be introduced later this year."

In addition to the Greater China sales trip, the company will also host its annual Nu Skin Korea convention in Seoul next week. South Korea is one of the company's top markets, and the convention will highlight the ageLOC Body Spa, one of the company's most recent innovations.

-more-

Nu Skin Enterprises Reiterates Greater China Sales Goal
April 19, 2013

The company will release first-quarter results before the opening of the financial market and hold a call with the investment community on May 2, 2013. At that time, the company will provide additional information on the outlook for the second quarter as well as the remainder of 2013. The call will take place at 11 a.m. (EDT). The event will also be webcast on the company's website at www.ir.nuskin.com.

About Nu Skin Enterprises

Nu Skin Enterprises, Inc. demonstrates its tradition of innovation through its comprehensive anti-aging product portfolio, independent business opportunity and corporate social responsibility initiatives. The company's scientific leadership in both skin care and nutrition has established Nu Skin as a premier anti-aging company. The company's anti-aging products feature the new ageLOC® suite of products including the ageLOC® R2 nutritional supplement, ageLOC® Galvanic Spa System and ageLOC® Galvanic Body Spa™, as well as the ageLOC® Transformation daily skin care system. A global direct selling company, Nu Skin operates in 53 markets worldwide and is traded on the New York Stock Exchange under the symbol "NUS." More information is available at www.nuskin.com .

Please Note: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that represent the company's current expectations and beliefs. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws and include, but are not limited to, statements of management's expectations regarding the company's performance, initiatives, goals, strategies and new product introductions; statements of projections regarding global and Mainland China sales targets and goals; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as "believe," "expect," "project," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," "may," "might," the negative of these words and other similar words.
The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:

-more-

Nu Skin Enterprises Reiterates Greater China Sales Goal
April 19, 2013

•	any changes in operations or future financial results from those currently anticipated;
•	any failure of current or planned initiatives or products to generate interest among distributors and customers and generate sponsoring and selling activities on a sustained basis;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support our planned initiatives or launch strategies, including possible ingredient supply limitations;

•	risk of foreign currency fluctuations and the currency translation impact on the company's business associated with these fluctuations;
•
regulatory risks associated with the company's products, which could require the company to modify its claims or inhibit the company's ability to import or continue selling a product in a market if it is determined to be a medical device or if it is unable to register the product in a timely manner under applicable regulatory requirements;

•	any inability to secure necessary governmental approvals or licenses to effect any future changes or expansion;
•
continued regulatory scrutiny and investigations in Mainland China, which have from time to time in the past, and could in the future, negatively impact the company's business, including the interruption of sales activities in stores, loss of licenses, and the imposition of fines;

•	adverse publicity related to the company's business, products, industry or any legal actions or complaints by distributors or others; and
•	continued competitive pressures in the company's markets.
The company's financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission.  The forward-looking statements set forth the company's beliefs as of the date that such information was first provided and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.
# # #